Exhibit 99.1

Investor Contact:	Kathy Guinnessey	Media Contact:	Wendi Kopsick
	Vice President, Finance		Jim Fingeroth
	Footstar, Inc.		Kekst and Company
	(845) 727-6675		(212) 521-4800

FOR IMMEDIATE RELEASE

FOOTSTAR DELAYS FILING QUARTERLY REPORT

WEST NYACK, NEW YORK, November 13, 2002—Footstar, Inc. (NYSE: FTS) announced today that in the course of a management review of the account reconciliation processes at its Shared Services Center in Dallas, it has discovered discrepancies in the reporting of its accounts payable balances. The Company said the discrepancies appear to mainly involve its athletic segment. The Company has launched an internal investigation and retained outside legal and forensic accounting experts to assist with the matter. Because the investigation is continuing, the Company did not file its Quarterly Report on Form 10-Q on November 12, 2002, when it was otherwise due. The Company will file its 10-Q as soon as practicable.

Based on its investigation to date, the Company believes that in certain periods its financial statements did not properly reflect all accounts payable, notwithstanding the fact that all vendors were paid in full and in the ordinary course of business. Correction of the understatement is not expected to increase the Company’s liability to vendors, who will continue to be paid on a timely basis.

Based on its review to date, management currently estimates that the discrepancies have caused the Company’s accounts payable balance to be cumulatively understated by up to approximately $35 million as of September 28, 2002. Management believes that as a result of the understatement, its financial statements will have to be restated for the first nine months of 2002 and prior periods, and that a significant portion of the discrepancies affect fiscal year 2001 and prior periods. Management also believes that the restatements will involve adjustments to both its balance sheet and income statements.

Mickey Robinson, Chairman and Chief Executive Officer, said, “Our Board and management team are committed to delivering financial information that is accurate and reliable. It is inexcusable and unacceptable that this situation has occurred. We have taken prompt and strong action, and we are working as quickly as we can to get to the root of the problem, accurately assess the impact on our reported results and take corrective action so that something like this does not happen again.

“We have spoken with our lenders, led by Fleet National Bank, and have received a waiver of our requirement to file third quarter financial results at this time. This situation has otherwise had no negative effect on our ability to fully utilize our secured credit facility.”

The Company stated that it has unused borrowing capacity under its credit facility and more than sufficient collateral to support its present and future borrowings. The Company also noted that it has just passed its seasonal highpoint in borrowings and expects to build substantial excess availability over the next several weeks.

Since the investigation is in a preliminary stage, the aggregate amounts of the understatements, the periods affected and the causes of the understatements have not been finally determined. No assurance can be given that the amounts or the periods to which the amounts are attributed will remain the same as the current estimate. Based on the current status of the review, correction of the discrepancies, when finally determined is expected to be non-cash in nature and have no negative effect on the assets of the Company. Pending completion of the Company’s investigation and the restatement of its financial statements, the Company’s financial statements for the fiscal years 2001 and prior periods and the independent auditor report thereon should not be relied upon.

The Company also noted that the anticipated restatements are not expected to affect the performance of its underlying operations for the fourth quarter. However, the Company is suspending all earnings guidance until it clarifies the effects, if any, that the restatements and ongoing investigation will have on its 2002 results.

Footstar, with the concurrence of its Board of Directors, has retained Latham & Watkins as special counsel to assist with this matter. This matter is being investigated with the full cooperation of the Company’s independent auditors, KPMG, LLP. The Company has informed the staff of the U.S. Securities and Exchange Commission and the New York Stock Exchange of the matter.

FORWARD-LOOKING STATEMENT AND DISCUSSION OF BUSINESS RISKS: This release contains forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995 and is based on current expectations, assumptions, estimates and projections. Forward-looking statements can be identified by such forward-looking terminology as “currently expects”, “estimates”, “anticipates”, “will,” and similar statements or variations of such terms, including the discussion of the Company’s current estimate of the understatement in its accounts payable balance and the status and results of its on-going investigation of accounting discrepancies. Such forward-looking statements involve significant material known and unknown risks and uncertainties which can cause actual results to differ materially from such forward-looking statements, including: any changes in the Company’s current estimates of the understatement in its accounts payable balance; the results of the Company’s investigation, including the causes and magnitude of the discrepancies in its accounts payable balance and other accounting and auditing matters; the outcome of any legal proceeding or any SEC investigation relating to the Company; and any adverse response of any of the Company’s vendors, customers, media and others relating to the Company’s financial statements and accounting processes, policies and procedures. These and other important factors that can cause actual results to differ materially from such forward-looking statements are also included in the Company’s periodic reports filed by the Company with the Securities and Exchange Commission. You are urged to consider all such factors. In light of the uncertainty inherent in such forward-looking statements, you should not consider their inclusion to be a representation that such forward-looking matters will be achieved or that current trends are an indication of future results. The Company assumes no obligation for updating any such forward-looking statements to reflect actual results, changes in assumptions or changes in other factors affecting such forward-looking statements.